Exhibit 10.7

Consultancy Agreement Between

Torbay Holdings, Inc.
140 Old Country Rd
Suite 205
Mineola
NY 11501

And

Scott Frickson (Consultant)
11614 Dawn St
Eagle River, AK 99577-7861

For services relating to the development of Federal Government Military business: -

A total of 1 million shares, in tranches, to be delivered to consultant upon the basis of:

1.	250,000 shares for entering into this agreement.

2.	250,000 shares for arranging and orchestrating meetings with target organizations within the military wing of Federal Purchasing and/or such organizations that might have interest in the same.

3.	500,000 shares for the successful completion of an agreement, or agreements relating to item number 2.

4.
In addition a further 3% of the net value, paid within 7 days of settlement, of Federal Government Military agreements entered into and obtained under this agreement for the duration of this agreement.

5.	The duration of this agreement is for a period of 3 years from the effective date of this agreement.

6.	This agreement may be extended upon the consent of both parties.

7.	Other agreements seeking to generate business in other branches of the US Federal Government may be entered into separately.

Effective Date: September 9, 2006

Signed:

/s/ Scott Frickson
Scott Frickson.

/s/ W.T. Large
W. T. Large President & CEO Torbay Holdings, Inc.